ALPHA .ENGINES CORPORATION

                                      21st Century Detonation Cycle Gas Turbines

 July 22, 2002

 Mr. Michael Rouse, CEO
 Turbine Truck Engines, Inc.
 1200 Flightline Blvd., Suite 5
 Deland, Florida 2724

 Re:      Excise of Option to License the DCGT Technology for Manufacturing and
          Marketing Heavy Duty Highway Truck Engines as setforth in the Option
          Agreement dated December 31, 2001.

 Dear Mike:

Alpha agrees to grant Turbine Truck Engines (TTE) the "DCGT Technology" License
for Manufacturing and Marketing Heavy Duty Highway Truck Engines ranging from
300 to 1,000 Horsepower on the terms of the License Agreement previously agreed between Alpha and TTE, subject to the following payments to Alpha:

       1. Upfront Fee:        $25,000,000 Cash or 10,000,000 Shares of TTE
                              Common Stock. (The Upfront Fee is based on
                              0.002% of the Annual U.S. Market).

       2. Licensing Fee:      $250,000 payable with a 1 Year Promissory Note
                              due on the date of signing.

       3. Minimum             $250,000 due on the first and each anniversary
          Royalties:          thereafter as setforth in the Licensing Agreement.

       4. Royalties:          8% of Net Sales by TTE and any Sub-License or
                              Subsidiary. (Net Sales are equal to Gross Sales
                              less Sales Returns and Allowances Only).

       5. Contract Fees:      Payable to Alpha for Design and Engineering
                              Services and Engine Components as setforth
                              in the TTE Business Plan.

The License Agreement will be revised to substitute the foregoing payments in lieu of payment provisions that conflict with them.

            Post Office Box 9483, Daytona ,Beach, Florida 32120-9483
                   Telephone (386) 788-1445Fax (386) 788-1445

 Mr. Michael Rouse, CEO
 Turbine Truck Engines, Inc.
 July 22, 2002

In exchange for the Licensing Agreement on the above conditions, TTE agrees to execute the following transactions currently in progress.

     1. TTE shall update their Regulation 506-D Memorandum and continue the sale of shares offered in the Memorandum for $2,000,000.

     2.  TTE shall engage an SEC Attorney to file an SB-2 Registration  to publicly sell Common Stock for a minimum of $10,000,000 Gross Proceeds.

     3. TTE shall engage an Investment Banking Firm to assist them in the sale of the 506-D Offering and the SB-2 Offering.

We look forward to working with you and your team in this great venture.

ALPHA ENGINES CORPORATION                        TURBINE TRUCK ENGINES, INC

By:  /s/  Robert L. Scragg                       /s/  Michael Rouse
          Robert L. Scragg, President                 Michael Rouse, CEO

By:  /s/ Barbara J. Scragg                      /s/  _________________
         Barbara J. Scragg, VP & Secretary            Witness